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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  ------------



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 15, 1998

                              ROSS TECHNOLOGY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


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
             DELAWARE                              0-27016                                  74-2507960
   (STATE OR OTHER JURISDICTION                  (COMMISSION                               (IRS EMPLOYER
         OF INCORPORATION)                      FILE NUMBER)                            IDENTIFICATION NO.)
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TWO CIELO CENTER, THIRD FLOOR, 1250 CAPITAL OF TEXAS
         HIGHWAY, SOUTH, AUSTIN, TEXAS                                78746
    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                        (ZIP CODE)



       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (512) 329-2499



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On December 15, 1998, pursuant to the Asset Purchase Agreement dated as of July 23, 1998 between ROSS Technology, Inc., a Delaware corporation (the "Company"), and BridgePoint Technical Manufacturing Corporation, a Texas corporation ("Buyer"), the assets of the Company's "BridgePoint" business unit (the "BridgePoint Sale") were sold to Buyer. The BridgePoint business unit was formed in the second quarter of 1998 to contain the Company's scaled back sales, service and operations employees, as well as the inventory related to the Company's 32-bit products. The purchase price for the BridgePoint Sale was $5.66 million in cash, which included $250,000 that was deposited by Buyer in an escrow account for an indemnification holdback, plus the assumption of certain liabilities. There was also, at the closing, a net purchase price adjustment paid to Buyer of approximately $1.06 million (subject to post-closing adjustment) for the proration of certain operating expenses and revenues reasonably allocable to the BridgePoint business unit from June 29, 1998 through the closing. At the closing, the Company also paid $1.72 million to Buyer in connection with Buyer's assumption of certain warranty repair liabilities for previous product sales to customers throughout the world. The BridgePoint Sale was a part of the Company's previously-announced orderly shutdown of its operation. Following consummation of the BridgePoint Sale, the Company no longer has any operating assets.

ITEM 5.  OTHER EVENTS.

         On December 16, 1998, the Company issued a press release regarding the BridgePoint Sale, a copy of which is attached hereto as Exhibit 99.2 and incorporated herein in its entirety by reference.

         On December 29, 1998, pursuant to the Plan of Complete Liquidation and Dissolution adopted by the Company's Board of Directors and approved by the Company's majority stockholder, the Company filed a certificate of dissolution with the Secretary of State of the State of Delaware. Subsequent to the filing of the certificate of dissolution, the Company's stock transfer books were closed. As a result, the Company's common and preferred stock will no longer be treated as outstanding. Following the filing of the certificate of dissolution, the Company will cease all of its business activities, except as necessary for the sale of its remaining assets and for the proper winding up of the Company pursuant to Delaware law. Based on the anticipated value of the Company's assets and the amounts owed to creditors of the Company, the Company does not believe it will have any funds or assets available to make distributions to either preferred or common stockholders.


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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS.

         (b)   Pro Forma Financial Information

               99.1. Pro Forma financial information required by Item 7(b)(1)
                     of the Current Report on Form 8-K (to be filed by amendment within 60 days of the filing of this Current Report on Form 8-K).

         (c)   Exhibits

               99.2  Press Release issued by the Company on December 16, 1998.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             ROSS TECHNOLOGY, INC.





Date: December 29, 1998                    By: /s/ JACK W. SIMPSON, SR.
                                               ------------------------------
                                                   Jack W. Simpson, Sr.
                                           President and Chief Executive Officer



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                                  Exhibit Index



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
Exhibit      Description
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

    99.1 Pro Forma financial information required by Item 7(b)(1) of the Current Report on Form 8-K (to be filed by amendment within 60 days of the filing of this Current Report on Form 8-K).

    99.2     Press Release issued by the Company on December 16, 1998.
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